SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): June 30, 2004

  Commission  Registrant, State of Incorporation,  IRS Employer
 File Number     Address, and Telephone Number  Identification No.


    1-2893    Louisville Gas and Electric Company   61-0264150
                    (A Kentucky Corporation)
                      220 West Main Street
                         P.O. Box 32010
                     Louisville, Ky. 40232
                         (502) 627-2000

    1-3464         Kentucky Utilities Company       61-0247570
             (A Kentucky and Virginia Corporation)
                       One Quality Street
                 Lexington, Kentucky 40507-1428
                         (859) 255-2100

This combined Form 8-K is separately filed by Louisville Gas and Electric Company and Kentucky Utilities Company. Information contained herein relating to any individual registrant is filed by such registrant on its own behalf and each registrant makes no representation as to information relating to the other registrant.

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Item 5. Other Events and Regulation FD Disclosure

On June 30, 2004, the Kentucky Public Service Commission (the "KPSC") issued an order approving increases in the base electric and gas rates of Louisville Gas and Electric Company ("LG&E") and the base electric rates of Kentucky Utilities Company ("KU"). LG&E and KU had filed applications for such increases in December 2003. The KPSC's order largely accepted the proposed settlement agreements filed in May 2004 by LG&E, KU and a majority of the parties to the rate case proceedings.

In the KPSC order, (a) LG&E was granted increases in annual base electric rates of approximately $43.4 (7.7 percent) and in annual base gas rates of approximately $11.9 million (3.4 percent) and (b) KU was granted an increase in annual base electric rates of approximately $46.1 million (6.8 percent). The rate increases will take effect on July 1, 2004.

A press release regarding this matter is attached as Exhibit 99.01 hereto and is incorporated herein by reference.

Statements made in this report that state the companies' or management's intentions, expectations or predictions of the future are forward-looking statements. The companies' actual results could differ materially from those projected in the forward-looking statements, and there can be no assurance that estimates of future results will be achieved. The companies' SEC filings contain additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements.


Item 7.  Final Statements and Exhibits

(a)  None

(b)  None.

(c)  Exhibits

     99.01     LG&E Energy LLC Press Release dated June 30, 2004


                                SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Louisville Gas and Electric Company

Dated:   June 30, 2004             By: /s/ S. Bradford Rives
                                       S. Bradford Rives
                                       Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   Kentucky Utilities Company

Dated:   June 30, 2004             By: /s/ S. Bradford Rives
                                       S. Bradford Rives
                                       Chief Financial Officer